EXHIBIT 10.4

MELLANOX TECHNOLOGIES, LTD.

THIRD AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006)
RESTRICTED SHARE UNIT AWARD GRANT NOTICE AND
RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR ALL PARTICIPANTS (OTHER THAN PARTICIPANTS IN ISRAEL)
Mellanox Technologies, Ltd., a corporation organized under the laws of the State of Israel (the “Company”), pursuant to its Third Amended and Restated Global Share Incentive Plan (2006), including any applicable appendix thereto (the “Plan”), hereby grants to the individual listed below (the “Participant”), an award (the “Award”) of restricted share units (“Restricted Share Units” or “RSUs”). Each Restricted Share Unit represents the right to receive one unrestricted, fully transferable ordinary share of the Company (each a “Share,” collectively “Shares”) upon vesting. This Award is subject to all of the terms and conditions as set forth herein, in the Restricted Share Unit Award Agreement attached hereto as Exhibit A (the “RSU Agreement”), the special provisions for the Participant’s country of residence, if any, attached hereto as Exhibit B, (the “Foreign Appendix” and, together with the RSU Agreement, the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant’s Name:	[ ˜ ]
RSU Number:	[ ˜ ]
Grant Date:	[ ˜ ]
Total Number of RSUs:	[ ˜ ]
Vesting Commencement Date:	[ ˜ ]
Vesting Schedule:	[ ˜ ]
By his or her acceptance of the Award through the Company's online acceptance procedure (or by his or her signature and the signature of the Company’s representative below), the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Agreement, and the Plan. The Participant also agrees that the Company, in its sole discretion, may satisfy any applicable tax withholding obligations in accordance with Section 2.6 of the RSU Agreement by (i) withholding Shares otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable or issued to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6 of the RSU Agreement or under the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the RSUs.
If the Participant does not accept or decline the Award before the first vesting period of the grant date stated above or by such other date that may be communicated to the Participant by the Company, the Company will accept the Award on the Participant's behalf and the Participant will be deemed to have accepted the terms and conditions of the Award set forth in the Plan, the Agreement and this Grant Notice. If the

Participant declines the Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to the Participant.

MELLANOX TECHNOLOGIES, LTD.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED SHARE UNIT AWARD GRANT NOTICE
RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR ALL PARTICIPANTS (OTHER THAN PARTICIPANTS IN ISRAEL)

Pursuant to the Restricted Share Unit Award Grant Notice (the “Grant Notice”) and this Restricted Share Unit Award Agreement (the “RSU Agreement”), including any special provisions for the Participant’s country set forth in Exhibit B (the “Foreign Appendix” and, together with the RSU Agreement, the “Agreement”), Mellanox Technologies, Ltd., a corporation organized under the laws of the State of Israel (the “Company”), has granted to the Participant an award (the “Award”) of restricted share units (“Restricted Share Units” or “RSUs”) under the Company’s Third Amended and Restated Global Share Incentive Plan (2006), including any applicable appendix or supplement thereto (the “Plan”).
ARTICLE I
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice, as applicable.
(a)“Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or any affiliate thereof is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (i) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any affiliate thereof, and (ii) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any affiliate thereof. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any affiliate thereof has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
(b)“Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes a Non-Employee Director, ceases to be a member of the Board of Directors for any reason, including, but not by way of limitation, a termination by resignation, failure of shareholders to approve appointment, failure to be elected, death or retirement. The Board of Directors, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.
(c)“Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any affiliate thereof is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any affiliate thereof, (ii) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any affiliate thereof, and (iii) terminations where the Participant simultaneously becomes a Non-Employee Director, whether by appointment or election; for avoidance of doubt, the Participant will participate in the Plan as an employee until the Participant’s appointment to the Board of Directors is approved by the Company’s shareholders. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
(d)“Termination of Services” shall mean the Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
1.2    General. Each Restricted Share Unit shall constitute a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one Share (subject to adjustment as provided in Section 11.1 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Share Units vest pursuant to Section 2.3 hereof. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.
1.3    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF RESTRICTED SHARE UNITS
2.1    Grant of RSUs. Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant the Award as set forth in the Grant Notice.
2.2    Company’s Obligation to Pay. Each RSU has a value equal to the fair market value of a Share on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article II hereof, the Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Section 2.4 hereof and any accelerated vesting provisions in any Executive Severance Benefit Agreement, employment agreement or other agreement between the Participant and the Company, the RSUs awarded by the Grant Notice will vest and become non-forfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached (the “Vesting Schedule”), subject to the Participant’s continued employment or service through such dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. Unless otherwise determined by the Administrator, partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.4 below or under the Plan.
2.4    Forfeiture, Termination and Cancellation upon Termination of Services. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Services for any or no reason, the then-unvested RSUs subject to this Agreement will be automatically forfeited, terminated and cancelled as of such date without payment of any consideration by the Company, and the Participant, or the Participant’s

beneficiary or personal representative, as the case may be, shall have no further rights hereunder. For the avoidance of doubt, except as otherwise provided by the Administrator, no RSUs shall vest following the Participant’s Termination of Services.
2.5    Payment after Vesting. As soon as administratively practicable, and, in any event, within sixty (60) days, following the vesting of any Restricted Share Units pursuant to Section 2.3 or Section 3.2, the Company shall deliver to the Participant a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Share Units subject to this Award that vest on the applicable vesting date, unless such Restricted Share Units terminate prior to the given vesting date pursuant to Section 2.4. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.9(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.9(a), (b) and (c) hereof; provided, however, that if the Participant is a U.S. federal taxpayer, any such delay shall apply only to the extent permissible under Section 409A (as defined below).
2.6    Responsibility for Taxes.

(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or payment of the RSUs, the issuance of Shares, the subsequent sale of Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations for Tax-Related Items by one or a combination of the following:

(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer;

(ii)requiring the Participant to tender a payment in cash, check or wire transfer of the Tax-Related Items to the Company or the Employer;

(iii)withholding from proceeds of the sale of Shares acquired upon payment of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(iv)withholding Shares to be issued upon payment of the RSUs (“net-share settlement”); provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then applicable withholding obligations for Tax-Related Items will be settled by withholding Shares in accordance with this subsection (iv) or, alternatively, the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(iii) herein; and/or

(v)any other method of withholding determined by the Company and permitted by applicable law.

(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or, to the extent permitted under the Plan, other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s) in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding Shares, for purposes of calculating the Tax-Related Items and determining the number of Shares that have been delivered in accordance with Section 2.5 above, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

2.7    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Participant is a U.S. federal taxpayer and the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding the foregoing, the Company makes no representation that the grant, vesting, or payment of the RSUs provided for under this Agreement will be exempt from or compliant with Section 409A and the Company will have no liability to the Participant or any other party if such grant, vesting or payment of RSUs is not so exempt or compliant or for any action taken by the Company with respect thereto.
2.8    Rights as Shareholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, any dividend rights and voting rights, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been actually issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11.1 of the Plan.

2.9    Conditions to Delivery of Shares. Subject to Section 19 of the Plan, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b)The completion of any registration or other qualification of such Shares under any applicable law, rule or regulation, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The receipt by the Company or the Employer of any Tax-Related Items required to be withheld by the Company or any affiliate thereof, as further described in Section 2.6 hereof; and

(e)The lapse of such reasonable period of time following the vesting of any Restricted Share Units as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.2    Adjustments Upon Specified Events. Provided that the RSUs are not “nonqualified deferred compensation” within the meaning of Section 409A, the Administrator may accelerate payment and vesting of the Restricted Share Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 11.1 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Share Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Share Units. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 11 and 13 of the Plan.
3.3    Grant is Not Transferable. During the lifetime of the Participant, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs and the rights and privileges conferred hereby immediately will become null and void. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and distribution.
3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at Corporate_Secretary@mellanox.com or the address given beneath the signature of Company’s authorized officer on the Grant Notice, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to the RSUs by written notice under this Section 3.5. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or, in the event of Participants outside of the United States, when deposited with an internationally-recognized courier service with proof of such deposit.
3.6    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law; Severability. The laws of the State of Israel shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws. The Participant may only exercise his or her rights in respect of the Plan, this Agreement and these RSUs to the extent that it would be lawful to do so, and the Company would not, in connection with this Agreement, be in breach of the laws of any jurisdiction to which the Participant may be subject. The Participant shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation in the Plan by the Participant shall be on the basis of a warranty by the Participant that the Participant may lawfully so participate without the Participant being in breach of the laws of any such jurisdiction. In addition, the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
3.8    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, any jurisdiction in which the Participant may be subject and state securities laws and regulations, provided, however, that the Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, however, that, except as may otherwise be provided by the Plan and this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs in any material way without the prior written consent of the Participant.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Sections 3.2 and 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any affiliate thereof or be interpreted as forming or amending an employment or service contract with the Company or any affiliate thereof and shall not interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate thereof and the Participant.
3.13    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
3.14    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
3.15    Data Privacy.
(a)Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Share Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in Israel and the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than Israel and the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program. The Company's legal basis, where required, for the transfer of Data is Participant’s consent.
(d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award or other awards to the Participant or administer or maintain such awards.
By accepting the Award and indicating consent via the Company’s online acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
Finally, the Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide another data privacy consent form. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or data privacy consent form to the Employer or the Company (or any other acknowledgements, agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
3.16    Insider Trading Restrictions / Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any affiliate thereof will be responsible for such restrictions or liable for the failure on the Participant’s part to know and abide by such restrictions. The Participant should consult with his or her own personal legal advisers to ensure compliance with applicable laws.
3.17    Foreign Asset / Account and Exchange Control Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account and/or exchange control reporting or other requirements which may affect the Participant’s ability to acquire or hold RSUs or Shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such RSUs, Shares, accounts, assets or transactions to the tax or other authorities in his or her country and/or repatriate funds received in connection with the Plan to the Participant's country within a certain time period or according to certain procedures. The Participant acknowledges that it is his or her responsibility to comply with any applicable requirements, and that the Participant should consult his or her own personal tax and legal advisors to ensure compliance with applicable laws.
3.18    Electronic Delivery, Acceptance and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means and the Participant hereby consents to receive such documents by electronic delivery. The Participant agrees that his or her electronic acceptance of the Award through the Company's online acceptance procedure constitutes his or her acceptance of the Award and further agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
3.19    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
3.20    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
ARTICLE IV
SPECIAL PROVISIONS FOR RESTRICTED SHARE UNITS GRANTED TO PARTICIPANTS OUTSIDE THE UNITED STATES
4.1    Nature of Grant. In accepting the grant of RSUs, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted share units, or benefits in lieu of restricted share units, even if RSUs have been granted in the past;
(c)    all decisions with respect to future restricted share units or other grants, if any, will be at the sole discretion of the Company;

(d)    the Participant is voluntarily participating in the Plan;
(e)    the RSUs and any Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an affiliate;
(g)    the RSUs and any Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant’s employment or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);
(j)    for purposes of the RSUs, the date of the Participant’s Termination of Services shall be the date the Participant is no longer actively providing services to the Company or any affiliate thereof (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any), and the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(k)    neither the Company, the Employer nor any affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the payment of the RSUs or the subsequent sale of any Shares acquired upon settlement.
4.2    Country-Specific Provisions. Notwithstanding any provisions in this Agreement, the grant of Restricted Share Units shall be subject to any special terms and conditions set forth in the Foreign Appendix. Moreover, if the Participant relocates to one of the countries included in the Foreign Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Foreign Appendix constitutes part of this Agreement.
4.3    Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any ot her documents related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

*        *        *

EXHIBIT B
TO RESTRICTED SHARE UNIT AWARD GRANT NOTICE

FOREIGN APPENDIX - COUNTRY SPECIFIC PROVISIONS

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern the RSUs granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below (in alphabetical order according to the English language). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan, the Grant Notice or the RSU Agreement, as applicable.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, is considered a resident of another country for local law purposes, transfers to another country after the Grant Date or changes employment status during the life of the Award, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant.

Notifications
This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2018. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date by the time the RSUs vests or the Participant receives Shares or sells Shares acquired under the Plan.
In addition, the information contained in this Exhibit B is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, is considered a resident of another country for local law purposes, transfers to another country after the Grant Date or changes employment status during the life of the Award, the notifications contained herein may not be applicable to the Participant in the same manner.

ARGENTINA

Notifications

Securities Law Information. Neither the RSUs nor the Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, they have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores or “CNV”). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the RSUs nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.

Exchange Control Information. The Participant is responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the RSUs. The Participant should consult with the Participant’s personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Information. Argentine tax residents must report any Shares acquired under the Plan and held on December 31st of each year on their annual tax returns for that year.

AUSTRALIA

Terms and Conditions

Australian Offer Document. Additional details regarding the offer of the RSUs are set forth in the Offer Document for the Offer of Restricted Share Units to Australian Resident Employees.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.

CANADA

Terms and Conditions

Nature of Grant. This provision replaces Section 4.1(j) of the RSU Agreement:

For purposes of the RSUs, the date of the Participant’s Termination of Service shall be the date that is the earliest of (i) the date the Participant’s employment or service relationship with the Company or any affiliate thereof is terminated, (ii) the date the Participant receives notice of termination of the Participant’s employment or service relationship, or (iii) the date the Participant is no longer actively providing service to the Company or an affiliate thereof, regardless of any notice period or period of pay in lieu of such notice required under applicable employment laws in the jurisdiction where the Participant is employed or providing services (including, but not limited to statutory law, regulatory law and/or common law) or the terms of the Participant’s employment agreement, if any. The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following provisions will apply if the Participant is a resident of Quebec:

Data Privacy. The following provision supplements Section 3.15 of the RSU Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any affiliate of the Company and E*Trade (or such other stock plan service provider as may be selected by the Company in the future) to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any affiliate thereof to record such information and to keep such information in the Participant’s employee file.

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

Foreign Asset / Account Reporting Information. Foreign property, including Shares and rights to receive Shares (e.g., RSUs), must be reported annually by Participant on a Form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s foreign specified property exceeds C$100,000 at any time during the year. Thus, RSUs must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign specified property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. The Participant is solely responsible for complying with any applicable reporting obligations and should consult his or her personal tax advisor to ensure compliance with such obligations.

CHINA

Terms and Conditions

Payment After Vesting. The following provision supplements Section 2.5 of the RSU Agreement:

The Participant acknowledges and agrees that, to facilitate compliance with applicable laws and regulations in China, the Company shall require that all Shares issued to the Participant upon vesting of the RSUs be sold (either immediately after vesting and payment, or upon Participant’s Termination of Services, or within any other time frame as the Company determines to be necessary or advisable to comply or facilitate compliance with local regulatory requirements). Alternatively, if the Company decides, in its sole discretion, to allow the Participant to hold Shares issuable to the Participant upon vesting of the RSUs, the Participant acknowledges and agrees that the Company may require that Participant hold any such Shares in an account with the Company’s designated broker until such Shares sold. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant agrees to sign any other consent as may be required by the Company or its designated broker to facilitate the sale of the Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and Tax-Related Items, shall be paid to the Participant in accordance with exchange control requirements. The Participant acknowledges that the Participant is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Exchange Control Requirements. The Participant understands and agrees that, pursuant to local exchange control requirements, the cash proceeds from the sale of the Shares issued upon the settlement of the RSUs (and any other funds related to participation in the Plan) must be repatriated to China. The Participant further understands that, under applicable laws, such repatriation of the Participant’s cash proceeds and other funds may need to be effectuated through a special exchange control account established by the Company or an affiliate thereof, and the Participant hereby consents and agrees that any proceeds from the sale of any Shares or other funds the Participant acquires may be transferred to such special account prior to being delivered to the Participant.

The Participant also understands that the Company will deliver the funds to the Participant as soon as possible, but there may be delays in distributing the funds to the Participant due to exchange control requirements in China. Proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant also understands and agrees that the Company is not responsible for any currency fluctuation that may occur between the date the Shares are sold and the date the cash proceeds are distributed to the Participant.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

CZECH REPUBLIC
Notifications
Exchange Control Information. The Participant may be required to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. The Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

DENMARK

Terms and Conditions

Stock Option Act. The Participant acknowledges that he or she has received an Employer Statement in Danish which sets forth additional terms that will apply to the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.

Notifications

Foreign Asset / Account Reporting Information.  The Participant must complete a “Declaration V” form in connection with the deposit of any securities (including Shares acquired under the Plan) into a bank or brokerage account outside Denmark.  The form is available at the website of the Danish Tax Authorities.  In connection with filing Declaration V to the Danish Tax Authorities, the bank or broker with which the securities are deposited (the “depositary”) may sign a statement according to which the depositary undertakes an obligation, without further request, to forward certain information concerning the Shares on an annual basis to the Danish Tax Authorities. However, if the depositary will not agree to sign such a statement, the Participant will be personally responsible for submitting the required information as an attachment to his or her annual tax return.
It is only necessary to submit a Declaration V form the first time securities are deposited with a depositary outside Denmark.  However, if the securities are transferred to a different depositary or if the Participant begins using a new depositary, a new Declaration V is required.
Generally, the Declaration V must be submitted by the depositary no later than on February 1 of the year following the calendar year to which the information relates. However, if the Participant is responsible for submitting the information, the Participant must submit the required information as an attachment to his or her annual tax return.
In addition, if the Participant holds Shares or cash in an account outside Denmark, he or she is required to report the existence of such an account to the Danish Tax Authorities by completing a “Declaration K” form and submitting it to the Danish Tax Authorities following opening of the account.  The form is available at the website of the Danish Tax Authorities.  A separate form must be submitted for each account held outside Denmark that holds Shares or cash which are taxable in Denmark. The Declaration K requirement is in addition to the Declaration V requirement discussed above. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

FRANCE

Terms and Conditions

Type of RSUs. The RSUs are not intended to qualify for specific tax or social security treatment in France.

Language Consent. By accepting the grant of the RSUs, the Participant confirms having read and understood the documents related to the grant (the Grant Notice, the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue.  En acceptant l'attribution du droit sur des actions assujetti à des restrictions (“RSUs”), le Participant confirme avoir lu et compris les documents relatifs à l'attribution (l'Avis de l'Attribution, le Contrat et le Plan) qui ont été fournis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Notifications

Foreign Asset / Account Reporting Information. French residents may hold Shares acquired under the Plan outside France, provided they declare all foreign accounts, whether open, current, or closed, in the their income tax return.

GERMANY
Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If the Participant is a German resident and he or she makes or receives a payment in excess of this amount in connection with the Participant’s participation in the Plan, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

INDIA

Notifications

Exchange Control Information. The Participant must repatriate the proceeds from the sale of Shares to India within 90 days of receipt and any dividends received in relation to the Shares within 180 days of receipt, or within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or an affiliate thereof requests proof of repatriation. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Information. The Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares) in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

INDONESIA
Terms and Conditions

Language Consent and Information. A translation of the documents relating to this grant (i.e., the Plan and the Agreement) into Bahasa Indonesia can be provided to the Participant upon request to the Company at shareholderservices@mellanox.com.  By accepting the grant of RSUs, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Grant Notice, the Agreement and the Plan) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Notifications

Exchange Control Information. Indonesian residents must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of proceeds from the sale of Shares into Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due no later than the 15th day of the month following the month in which the activity occurred.

In addition, when proceeds from the sale of Shares are remitted into Indonesia, a statistical reporting requirement will apply and the Indonesian bank executing the transaction may request information from the Participant and the Participant will be obliged to provide such information so that the bank can fulfill this reporting requirement to Bank Indonesia.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 3.15 of the RSU Agreement:

Pursuant to Section 13 of the Legislative Decree no. 196/2003, the Participant understands that the Employer, the Company or any affiliate thereof may hold and process certain personal information about the Participant, including the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships that the Participant holds in the Company, details of all RSUs or any other entitlement to shares of stock awarded, awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Mellanox Technologies, Ltd., with its principal operating offices at Beit Mellanox, Yokneam, Israel 20692, and its representative in Italy is Mellanox Technologies UK Limited, with its office at 37 Broadhurst Gardens, London, NW6 3QT..

The Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan, including, but not limited to, E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”). The Participant further understands that the Company and any affiliate thereof will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade or another third party with whom the Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, the Participant understands that the Company will delete the Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan. In any event, Data will be stored only for the time needed to fulfill the purposes mentioned above.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of the Participant’s Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan, which represents the legal basis for the processing. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, erase, ask for rectification of the Data and cease, for legitimate reason, any processing of the Data. The Participant also understand that he or she has the right to data portability and to lodge a complaint with the Italian supervisory authority. Furthermore, the Participant is aware that the Data will not be used for direct marketing purposes. In addition, the Data provided may be reviewed and questions or complaints can be addressed by contacting shareholderservices@mellanox.com.

Finally, the Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide another data privacy consent form. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or data privacy consent form to the Employer or the Company (or any other acknowledgements, agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

Plan Document Acknowledgment.  By accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan, the RSU Agreement and the Grant Notice and has reviewed the Plan, the RSU Agreement, including this Foreign Appendix, and the Grant Notice in their entirety and fully understands and accepts all provisions of the Plan, the RSU Agreement, including this Foreign Appendix, and the Grant Notice.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following provisions of the RSU Agreement: Section 2.1 (Grant or RSUs); Section 2.2 (Company’s Obligation to Pay); Section 2.3 (Vesting Schedule); Section 2.4 (Forfeiture, Termination and Cancellation upon Termination of Services); Section 2.5 (Payment after Vesting); Section 2.6 (Responsibility for Taxes); Section 2.9 (Conditions to Delivery of Shares); Section 3.7 (Governing Law; Severability); Section 3.9(Amendments, Suspension and Termination); Section 3.12 (Not a Contract of Employment); Section 3.18 (Electronic Delivery, Acceptance and Participation); Section 4.1 (Nature of Grant); Section 4.2 (Country-Specific Provisions); Section 4.3 (Language); and the Data Privacy provision above in this Foreign Appendix for Italy.

Notifications

Foreign Asset / Account Reporting Notification. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. The Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

JAPAN

Notifications

Foreign Asset / Account Reporting Information. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report is due by March 15 each year. The Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to the Participant and whether the Participant will be required to include details of the Participant’s outstanding RSUs, as well as Shares, in the report.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Section 3.15 of the RSU Agreement in its entirety:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data is supplied by the Employer and also by the Participant through information collected in connection with the Agreement and the Plan.
The Participant understands that the Data may be transferred to the Company or any of its affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting a human resources representative at shareholderservices@mellanox.com.

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat dan syarikat-syarikat sekutunya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan.
Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat e-mel, tarikh lahir, nombor insurans sosial, pasport atau nomber pegenalan lain (contohnya nombor pendaftaran residen), gaji, kewarganegaraan, jawatan, status kependudukan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua RSU atau apa-apa hak lain atas Syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan (“Data”), untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Data tersebut dibekalkan oleh pihak yang berkontrak dan juga oleh Peserta melalui maklumat yang dikumpul berkenaan dengan Perjanjian dan Pelan.
Peserta memahami bahawa Data mungkin dipindahkan kepada Syarikat atau syarikat-syarikat sekutunya, atau mana-mana pihak ketiga yang membantu dengan pelaksanaan, pentadbiran dan pengurusan Pelan, dimana penerima-penerima ini mungkin berada di negara Peserta atau mana-mana tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia di shareholderservices@mellanox.com.

The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the RSUs under the Plan or with whom Shares acquired pursuant to the RSUs or cash from the sale of such Shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or any of its affiliates, or to any third parties is necessary for the Participant’s participation in the Plan.
The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting a local human resources representative in writing. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant an RSU or other equity awards, or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to vest in or realize benefits from this RSU and the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact a local human resources representative.

 Peserta memberi kuasa kepada penerima-penerima untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuklah apa-apa pemindahan Data yang diperlukan kepada broker atau mana-mana pihak ketiga yang membantu dalam pentadbiran RSU di bawah Pelan atau dengan sesiapa Syer yang diperolehi menurut RSU atau wang tunai daripada penjualan Syer tersebut boleh didepositkan. Selanjutnya, Peserta mengakui dan memahami bahawa pemindahan Data kepada Syarikat atau mana-mana syarikat-syarikat sekutunya, atau kepada mana-mana pihak ketiga adalah perlu untuk penyertaan Peserta dalam Pelan.
 Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuan Peserta, status pekerjaan atau perkhidmatan Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika Peserta tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan kepada Peserta RSU atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta mungkin akan menjejaskan keupayaan Peserta untuk terletak hak atau merealisasikan manfaat dari RSU dan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan yang dinyatakan di atas.

Notifications

Director Notification Information. If the Participant is a director of an affiliate of the Company in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian affiliate in writing when the Participant receives or disposes of an interest in the Company (e.g., RSUs, Shares). These notifications must be made within 14 days of acquiring or disposing of any interest in the Company.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PALESTINIAN AUTHORITY

There are no country-specific provisions.
RUSSIA

Notifications

Securities Law Information.  Any RSUs granted under the Agreement, the Plan and all other materials the Participant may receive regarding the Participant’s participation in the Plan or any RSUs granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia; therefore, Shares may not be offered or placed in public circulation in Russia. In no event will Shares acquired under the Plan be delivered to the Participant in Russia. The Participant is not permitted to sell any Shares acquired under the Plan directly to a Russian legal entity or resident.

Exchange Control Information.  Under current exchange control regulations in Russia, certain funds must be repatriated to Russia as soon as the Participant intends to use those cash amounts for any purpose, including reinvestment.  Such funds must be initially credited to the Participant through a foreign currency account opened in the Participant’s name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing.
As an express statutory exception to this requirement, cash dividends paid on Shares can be paid directly into a foreign bank or brokerage account opened with a foreign bank located in Organisation for Economic Cooperation Development (“OECD”) or Financial Action Task Force (“FATF”) countries without first remitting them to a bank account in Russia. Additionally, cash proceeds from the sale of securities can be paid directly into a foreign bank or brokerage account opened with a bank located in an OECD or FATF country, provided that such securities are listed on one of the foreign exchange on the list provided for by

Russian Federal law (e.g., the Nasdaq). Other statutory exceptions may also apply. The Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

Foreign Asset / Account Reporting Information. As described above, Russian residents will be required to notify the Russian tax authorities within one month of opening or closing a foreign bank account or of changing any account details. Russian residents are also required to file reports of the transactions in their foreign bank accounts with the Russian tax authorities on an annual basis. In addition, Russian residents are required to report any cash transactions with respect to foreign bank accounts to the Russian tax authorities. The tax authorities can require any supporting documents related to the transactions in a Russian resident’s foreign bank account. The Participant should consult his or her personal tax advisor to ensure compliance with applicable requirements.

SINGAPORE

Notifications
Securities Law Information.  The grant of the RSUs is being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the RSUs may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Chief Executive Officer / Director Notification Information.  If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore affiliate of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore affiliate in writing within two (2) business days of (i) becoming the registered shareholder of or acquiring an interest in the Company or an affiliate (e.g., the RSUs, the Shares or any other Award), (ii) any change in a previously disclosed interest, or (iii) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.

SOUTH KOREA

Notifications

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the immediately following year if the monthly balance of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

SPAIN

Terms & Conditions

Nature of Grant.  The following provision supplements Section 4.1 of the RSU Agreement:

In accepting the grant of RSUs, the Participant consents to participation in the Plan and acknowledges having received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be eligible to receive an Award under the Plan. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any affiliate other than as expressly set forth in this Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares issued upon settlement of the RSUs are not a part of any employment or service contract with the Employer and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

Further, the Participant understands and agrees that the unvested RSUs will be cancelled immediately without entitlement to any Shares underlying the RSUs if the Participant’s service is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.

In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of RSUs under the Plan. Neither the Plan nor the Agreement have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of Shares to the Spanish Dirección General de Comercio Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if the Participant holds 10% or more of the share capital of the company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset / Account Reporting Information. To the extent the Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.

SWEDEN

There are no country-specific provisions.

SWITZERLAND
Notifications

Securities Law Information. The grant of the RSUs and the issuance of any Shares is not intended to be a public offering in Switzerland. Neither this document nor any other materials relating to the RSUs constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
Notifications
Exchange Control Information.  Taiwan residents may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year.  If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.
If the transaction amount is US$500,000 or more, the Participant may be required to provide additional supporting documentation (including the contracts for such transaction, approval letter, etc.) to the satisfaction of the remitting bank.  The Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND
Notifications

Exchange Control Information. If the Participant realizes US$50,000 or more in a single transaction from the sale of Shares acquired under the Plan, the Participant must immediately repatriate the cash proceeds to Thailand and either convert such proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation.  Further, for repatriated proceeds of US$50,000 or more, the Participant must provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank.  If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.  The Participant should consult with his or her person advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand.  The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

Notifications
Securities Law Information. The sale of Shares acquired under the Plan is not permitted within Turkey. Shares are currently traded on the Nasdaq Global Select Market in the United States and Shares may be sold on this market, which is located outside of Turkey.

UKRAINE

Notifications
Exchange Control Information. The Participant is responsible for complying with all applicable exchange control regulations in Ukraine, including any placement and investment license requirement that may apply to participation in the Plan. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 2.6 of the RSU Agreement:

Without limitation to Section 2.6 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or any affiliate or by Her Majesty's Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and any affiliate against any Tax-Related Items that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Participant within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit.